MGP INGREDIENTS ANNOUNCES PLANNED CLOSURE OF GRAIN NEUTRAL SPIRITS AND INDUSTRIAL ALCOHOL DISTILLERY IN ATCHISON, KANSAS

ATCHISON, Kan., July 13, 2023 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today announced the planned closure of its distillery in Atchison, Kansas, with the anticipated closure date estimated to be January 2024. The distillery is responsible for producing grain neutral spirits and industrial alcohol products as well as their related co-products.

The decision to close this distillery is consistent with the Company’s plan to address profitability headwinds associated with its grain neutral spirits and industrial alcohol products within its Distilling Solutions segment. The Company will continue to operate and invest in its Ingredient Solutions business located in Atchison, Kansas, including the previously announced $16.7 million-dollar texturized protein facility that is scheduled to be completed by the end of the year. The Company will also continue to operate and invest in its Lawrenceburg, Indiana distillery operations.

“After careful deliberation, we have concluded that the closure of our Atchison distillery is a necessary step to further align the product categories we participate in and their supporting operations, consistent with our long-term strategic objectives,” said David Colo, President and CEO of MGP Ingredients, Inc. “The additional supply of grain neutral spirits and industrial alcohol that has entered the market during the past few years has had a meaningful and structural impact on the market. Combining these market factors with the increase in local corn basis costs during this same time frame has resulted in these product lines no longer being economically viable for the Company. The decision to close the Atchison distillery unfortunately represents the best path forward. We are grateful for the unwavering support and contributions of our distillery employees, customers, suppliers, and the people of Atchison. We are committed to ensuring a smooth transition as we wind down operations at the distillery between now and the end of the year, and we look forward to continuing to support the Atchison community.”

Please refer to the Form 8-K filed by the Company today for further information. In addition, management will be discussing the planned Atchison distillery closure when the Company releases its financial results during the rest of the year, as more information becomes available.

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky, Indiana, and Kansas, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where Penelope Bourbon, Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the impact and timing of the planned closure by MGP Ingredients, Inc. (the "Company" or "MGP") of its Atchison distillery and the Company’s operations and investment in its Ingredients Solutions business and Lawrenceburg, Indiana distillery. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” "project," "forecast," “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.

For information on risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2023, filed or to be filed with the SEC, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

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